Exhibit 3.113

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

Honolulu

In the Matter of the Organization

of

PARADISE VACATION
ADVENTURES, LLC

ARTICLES OF ORGANIZATION

of

PARADISE VACATION ADVENTURES, LLC

ARTICLES OF ORGANIZATION

of

PARADISE VACATION ADVENTURES, LLC

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, does hereby make and execute these Articles of Organization:

ARTICLE I.

The name of the company shall be PARADISE VACATION ADVENTURES, LLC,

ARTICLE II.

The street address of the initial designated office in Hawaii is 980 South Kihei Road, Kihei, Maui, Hawaii, 96753.

ARTICLE III

The name of the company’s initial agent for service of process is Christine McCoog, whose street address for the service of process is 980 South Kihei Road, Kihei, Maui, Hawaii 96753.

ARTICLE IV.

The name and address of the organizer is as follows:

NAME:	ADDRESS:

Marcus Wood	23807 Aliso Creek Road, Suite 100
Laguna Niguel, CA 92677

ARTICLE V.

The period of duration is at-will.

ARTICLE VI.

The company is member-managed, and the name and residence street address of the initial member is as follows:

NAME:	RESIDENCE STREET ADDRESS:

Trading Places International	23807 Aliso Creek Road, Suite 100
Laguna Niguel, CA 92677

ARTICLE VII.

The members of the company shall not be liable for the debts, obligations and liabilities of the company.

(The remainder of this page is intentionally left blank.)

I certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that I have read the above statement and that the same is true and correct.

Signed this 16 day of May, 2000.

/s/ Marcus Wood
Marcus Wood